Exhibit 10.3

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of February 27, 2020 (the “Effective Date”), by and between Spirit Realty Capital, Inc. (the “Company”) and Jay Young (the “Employee”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Employee have entered into an Amended and Restated Employment Agreement dated April 3, 2018 (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows.

1.Section 4(b).  The second sentence of Section 4(b) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“It is expected that the target date-of-grant value of the Employee’s annual long-term incentive awards will be 200% of his Base Salary (“Target LTIP”) granted in the following allocations: 40% of the award as a time-vesting award, vesting ratably over three years (one-third per year from the date of grant), and 60% of the award as a performance-vesting award, vesting over a three-year performance period.”

2.Section 7(a)(viii).  Section 7(a)(viii) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“with respect to any outstanding Company equity and/or long-term incentive awards which vest and/or are earned based on the attainment of certain performance conditions, (i) with respect to any such award granted prior to 2020, vesting (or earned) at “target” and (ii) with respect to any such award granted in or after 2020, vesting (or earned) at the greater of “target” and actual performance based on the achievement of the performance goals on the termination date, in each case delivered in accordance with the applicable award agreement; provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A.”

3.Section 7(d)(ii)(G).  Section 7(d)(ii)(G) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“with respect to any outstanding Company equity and/or long-term incentive awards which vest and/or are earned based on the attainment of certain performance conditions, (i) with respect to any such award granted prior to 2020, vesting (or earned) at “target” and (ii) with respect to any such award granted in or after 2020, vesting (or earned) at the greater of “target” and actual performance based on the achievement of the performance goals on the termination date, in each case delivered in accordance with the applicable award agreement; provided, however, that any such award intended to be exempt from Code Section 409A as a “short-term deferral” shall be distributed to the Employee within such time as is required for such equity award to constitute a “short-term deferral”; provided, further, however, the accelerated vesting of the equity awards shall not change the time or form of payment for any equity award that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A (such vesting being hereinafter referred to as the “Accelerated Performance Equity Vesting”).”

4.This Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Employment Agreement.

5.Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SPIRIT REALTY CAPITAL, INC.

By:________________________________

Jackson Hsieh

Chief Executive Officer and President

EMPLOYEE

Jay Young

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